THE R.O.C. TAIWAN FUND



                                   EXHIBITS TO

                                   FORM N-SAR
                               SEMI-ANNUAL REPORT
                       FOR REGISTERED INVESTMENT COMPANIES

                              FOR THE PERIOD ENDING
                                DECEMBER 31, 1997



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                                ATTACHMENTS INDEX


The following attachments to Form N-SAR are being filed with the Securities and Exchange Commission on behalf of The R.O.C. Taiwan Fund (811-5617) (CIK-836267):


         Sub-Item                             Description
         --------                             -----------

         77B                        Accountant's Report On Internal
                                    Control

         77Q1                       By-Laws of The R.O.C. Taiwan
                                    Fund, Amended Through
                                    December 10, 1997

         77Q2                       Compliance During 1997 with
                                    Required Filings Pursuant to
                                    Section 30(f) of the Investment
                                    Company Act